Exhibit 10.12

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

PATENT LICENSE AGREEMENT

This Agreement is effective as of December 22, 2014 (the "EFFECTIVE DATE"), between Kura Oncology, Inc. ("LICENSEE") having the address in Article 12 below, and the Regents of the University of Michigan, a constitutional corporation of the state of Michigan ("MICHIGAN").  LICENSEE and MICHIGAN hereby agree as follows:

BACKGROUND

MICHIGAN and FOUNDATION (as defined below) are the sole assignees of the rights with respect to the applications and patents within the JOINTLY OWNED PATENT RIGHTS (as defined below).

MICHIGAN and FOUNDATION have signed an inter-institutional agreement dated September 10, 2009 (the “INSTITUTIONAL AGREEMENT”) giving MICHIGAN the right to negotiate license terms, maintain patent protection, and grant, maintain and administer licenses for the JOINTLY OWNED PATENT RIGHTS.

The Leukemia and Lymphoma Society (“LLS”) provided funding to MICHIGAN which contributed to the inventions claimed in the PATENT RIGHTS. MICHIGAN and the LLS have signed an agreement for collaboration dated July 9, 2010 (the “LLS Agreement”) giving MICHIGAN the responsibility for negotiating license terms, maintaining patent protection and granting, maintaining and administering licenses for the PATENT RIGHTS.

ARTICLE 1 – DEFINITIONS

1.1“AFFILIATE”  means any entity or corporation which, directly or indirectly, controls, is controlled by or is under common control with LICENSEE, where “control” means (i) owning or controlling more than fifty percent (50%) of the voting stock or other ownership interest of the other entity; (ii) the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the other entity or in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.

1.2“FIELD OF USE” means all fields.

1.3“FIRST COMMERCIAL SALE” means the first SALE through a bona fide arms length transaction of any LICENSED PRODUCT by LICENSEE or a SUBLICENSEE or first commercial use of any LICENSED PROCESS by LICENSEE or a SUBLICENSEE, excluding the SALE of a LICENSED PRODUCT or use of a LICENSED PROCESS for use in trials, for compassionate use, as a sample or that is of temporary availability.

1.4“FOUNDATION” means […***…].

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1.5“JOINTLY OWNED PATENT RIGHTS” means MICHIGAN and FOUNDATION’s legal rights under the patent laws of the United States or relevant foreign countries for all of the following in:

(a)  the following United States and foreign patent(s) and/or patent application(s), and foreign counterparts of the same:

US Provisional Patent Application […***…], filed […***…] ([…***…])

US Patent Application […***…] filed […***…] ([…***…])

[…***…] (nationalized) filed […***…]; and ([…***…])

(b)  United States and foreign counterpart patents or patent applications claiming and entitled to the priority date of the respective patent application(s) referenced in subparagraph 1.5(a) above or patents issuing from such applications;

(c)  United States and foreign divisionals, substitutions, continued prosecution applications, including requests for continued examination, and continuations and continuations-in-part (but only those claims in the continuation-in-part applications that are entitled to the priority date of the parent patent or application in the PATENT RIGHTS) of any patent applications referenced in subparagraphs 1.5(a) and (b) above or patents issuing from such applications;

(d)  United States and foreign patents issued from the applications listed in subparagraphs 1.5(a), (b), (c) and (d) above, including any reviewed, reissued, renewed or reexamined patents and patent term extensions based upon the same.

1.6“LICENSED PROCESS(ES)” means any process or method the practice or use of which in the relevant country would, but for the license granted herein under the PATENT RIGHTS, comprise an infringement of (including contributory or inducement a Valid Claim contained in the PATENT RIGHTS.

1.7“LICENSED PRODUCT(S)” means any product (a) the manufacture, use, SALE, offer for SALE or import of which in the relevant country would but for a license granted under the PATENT RIGHTS, comprise an infringement of (including contributory or inducement) Valid Claim contained in the PATENT RIGHTS in the country in which any such product is made, used, imported, offered for SALE or SOLD or (b) that is manufactured by using a LICENSED PROCESS or is employed to practice a LICENSED PROCESS .

1.8“MICHIGAN” has the meaning given the first paragraph of this Agreement and, as used in Articles 9 and 10, shall include its Regents, officers, employees, students, and agents.

1.9“MICHIGAN PATENT RIGHTS” means MICHIGAN’s legal rights under the patent laws of the United States or relevant foreign countries for all of the following:

(a)  the following United States and foreign patent(s) and/or patent application(s),  and foreign counterparts of the same:

US Provisional Patent Application […***…] filed […***…] ([…***…])

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US Patent Application […***…] filed […***…] ([…***…])

[…***…] filed […***…]

US Provisional Patent Application […***…] filed […***…] ([…***…])

(b)  United States and foreign counterpart patents or patent applications claiming and entitled to the priority date of the respective patent application(s) referenced in subparagraph 1.9(a) above or patents issuing from such applications;

(c)  United States and foreign divisionals, substitutions, continued prosecution applications, including requests for continued examination, and continuations and continuations-in-part (but only those claims in the continuation-in-part applications that are entitled to the priority date of the parent patent or application in the PATENT RIGHTS)   referenced in subparagraphs 1.9(a) and (b) above or patents issuing from such applications;

(d)  United States and foreign patents issued from the applications listed in subparagraph 1.9(a), (b), (c) and (d) above, including any reviewed, reissued, renewed or reexamined patents and patent term extensions based upon the same.

1.10“NET SALES” means the amount billed or invoiced, and if any amount is not billed or invoiced, the amounts received, on SALES by LICENSEE and/or SUBLICENSEES of LICENSED PRODUCTS and uses of LICENSED PROCESSES by LICENSEE and/or SUBLICENSEES, less the following deductions (but only to the extent such deductions are otherwise included in NET SALES and are not obtained in view of other consideration received by LICENSEE):

(a)  trade, quantity and/or cash discounts actually granted or allowed to or paid by customers in such invoices for SALE of LICENSED PRODUCTS or use of LICENSED PROCESSES, but only in amounts customary in the trade;

(b)  SALES taxes, excise taxes, tariffs, duties, use taxes and/or other governmental charge (including without limitation custom surcharges) excise taxes, use taxes, tariffs, sales taxes and customs duties, and/or other governmental charge (including without limitation custom surcharges) separately stated in such bills or invoices with reference to particular SALES and actually paid by LICENSEE or SUBLICENSEE;

(c)  actual freight expenses between LICENSEE or SUBLICENSEE and customers and any packing, handling, insurance, transportation and duty expenses, to the extent such expenses are not charged to or reimbursed by customers;

(d)  rebates (whether or not government-mandated) actually allowed or taken, including without limitation chargebacks, retroactive price reductions, and discounts in the form of wholesaler inventory management fees; or

(e)  amounts actually refunded or credited on rejections or returns.

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Where LICENSEE or SUBLICENSEE receives any consideration other than cash for such transactions, the fair market cash value for such consideration, equal to the established average price charged in cash transactions in such country or as otherwise agreed upon by the parties hereto, shall be included in NET SALES.

For purposes of calculating NET SALES, SALES of LICENSED PRODUCTS by LICENSEE to any SUBLICENSEE intended for resale shall be excluded from the calculation of NET SALES, but rather the SALE of such LICENSED PRODUCTS by SUBLICENSEES to third parties shall be included in the calculation of NET SALES.  NET SALES shall exclude the distribution of LICENSED PRODUCTS, at cost or at no cost for use, (i) by a clinical or research organization for the research or development of LICENSED PRODUCTS, or (ii) in a sampling program or compassionate use program.

For LICENSED PRODUCTS which are sold as COMBINATION PRODUCTS (as defined below), the NET SALES for such COMBINATION PRODUCTs shall be adjusted by multiplying the actual NET SALES by the fraction A/(A+B) where A is the actual average of the invoice price (on a per unit basis) of the LICENSED PRODUCT that is part of the COMBINATION PRODUCT in the relevant country, if sold separately, and B is the sum of the actual average of the invoice prices (on a per unit basis) of the other active product or product component that is part of the COMBINATION PRODUCT in the relevant country, if such other active product or product component is sold separately.  If the other product or product component is not sold separately, then the actual NET SALES shall be adjusted by multiplying the actual NET SALES by the fraction A/C where A is the actual average of the invoice price (on a per unit basis) of the LICENSED PRODUCT that is part of the COMBINATION PRODUCT in the relevant country, if sold separately, and C is the actual average of the invoice prices (on a per unit basis) of the COMBINATION PRODUCT in the relevant country.  If neither of the foregoing applies, then LICENSEE shall determine the NET SALES of the COMBINATION PRODUCT in good faith based on the respective values of the components of such COMBINATION PRODUCT.  “COMBINATION PRODUCT” means (x) any pharmaceutical product that consists of a LICENSED PRODUCT and at least one other clinically active ingredient that is not a LICENSED PRODUCT; or (y) any combination of a LICENSED PRODUCT and another pharmaceutical product that contains at least one other clinically active ingredient that is not a LICENSED PRODUCT where such products are not formulated together but are sold together and invoiced as one product.

1.11“PATENT RIGHTS” means JOINTLY OWNED PATENT RIGHTS and MICHIGAN PATENT RIGHTS.

1.12“QUALIFIED FINANCING” means the first sale of preferred stock of LICENSEE, whether in one transaction or a series of related transactions, which occurs after the Effective Date and in which LICENSEE receives gross proceeds totaling at least $[…***…] (exclusive of conversion of indebtedness) to one or more third party venture capital funds or institutional investors.

1.13“ROYALTY PERIOD(S)” means the six-month periods ending on the last days of June and December each year.

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1.14“SALE” means sale, rental, or lease, however characterized, and “SOLD” means the past tense of SALE.

1.15“SUBLICENSEE(S)” means any person or entity that LICENSEE grants a sublicense under the license rights granted to LICENSEE under this Agreement.

1.16“TERRITORY” means all of the countries of the world.

1.17“[…***…]” means […***…].

1.18“Valid Claim” means (a) a claim of an issued patent in any country that (i) […***…]; (ii) has not […***…]; (iii) has not […***…], or if […***…], has been […***…]; and (iv) has not […***…] or […***…] in such country from which […***…] or (b) a pending claim of a patent application that (i) is […***…], (ii) has not […***…] and (iii) has not […***…].

ARTICLE 2 – GRANT OF LICENSE

2.1MICHIGAN hereby grants to LICENSEE an exclusive license under the PATENT RIGHTS, with the right to grant sublicenses, both subject to the terms and conditions of this Agreement, in the FIELD OF USE and the TERRITORY to make, have made, import, use, market, offer for sale and sell LICENSED PRODUCTS and to practice LICENSED PROCESSES.

2.2Without limiting any other rights it may have, (i) MICHIGAN, […***…] and FOUNDATION specifically reserve the right for them and their affiliates to practice and have practiced the JOINTLY OWNED PATENT RIGHTS for non-commercial research, public service, internal and/or educational purposes, and the right to grant the same limited rights to other non-profit research institutions and (ii) MICHIGAN and FOUNDATION, specifically reserve the right for themselves and their affiliates to practice and have practiced the MICHIGAN OWNED PATENT RIGHTS for non-commercial research, internal and/or educational purposes, and the right to grant the same limited rights to other non-profit research institutions.

2.3This Agreement shall extend until expiration of the last to expire of the PATENT RIGHTS, unless sooner terminated as provided in another specific provision of this Agreement.

2.4LICENSEE agrees that LICENSED PRODUCTS used, leased or sold in the United States shall be manufactured substantially in the United States to the extent required by 35 U.S.C. § 204 and implementing regulations, unless a waiver from such requirement is obtained in accordance with law and implementing regulations.

2.5The licenses granted in this Agreement are subject to any rights retained by the U.S. government, for example in accordance with Chapter 18 of Title 35 of U.S.C. 200-212 and the regulations thereunder (37 CFR Part 401), when applicable.  LICENSEE shall provide MICHIGAN with all reasonably requested information and cooperation for MICHIGAN to comply with applicable provisions of the same and any requirements of any agreements between MICHIGAN and any agency of the U.S. government that provided funding for the subject matter covered by the PATENT RIGHTS.

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2.6MICHIGAN confirms that FOUNDATION has approved this Agreement in accordance with the requirements of the INSTITUTIONAL AGREEMENT and that MICHIGAN has the right under the INSTITUTIONAL AGREEMENT to grant the license and other rights with respect to the JOINTLY OWNED PATENT RIGHTS to LICENSEE under this Agreement and to execute this Agreement on behalf of itself and FOUNDATION.

2.7MICHIGAN confirms that LLS has approved this Agreement in accordance with the requirements of the LLS AGREEMENT and that MICHIGAN has the right under the LLS AGREEMENT to grant the license and other rights with respect to the PATENT RIGHTS.

2.8MICHIGAN shall not terminate or amend the INSTITUTIONAL AGREEMENT in any manner that would adversely affect the rights granted to LICENSEE under this Agreement.

2.9MICHIGAN shall not terminate or amend the LLS AGREEMENT in any manner that would adversely affect the rights granted to LICENSEE under this Agreement.

ARTICLE 3 - CONSIDERATION

3.1 LICENSEE shall pay the following royalties to MICHIGAN:

(a)  A License Issue Fee equal to […***…] Dollars ($[…***…]), due […***…] ([…***…]) days from the complete execution of this Agreement.

(b)  Running Royalties according to the following schedule:

(1)[…***…]% of annual NET SALES up to and including $[…***…]; and

(2)[…***…]% of annual NET SALES in excess of $[…***…] up to and including $[…***…]; and

(3)[…***…]% of annual NET SALES in excess of $[…***…].

If LICENSEE makes any SALES of LICENSED PRODUCTS intended for resale to any party that is an AFFILIATE, such SALES shall be excluded from the calculation of NET SALES, however, the subsequent SALE of such LICENSED PRODUCTS by such AFFILIATE to a third party shall be included in the calculation of NET SALES. If an AFFILIATE is the end user of LICENSED PRODUCTS SOLD by LICENSEE, such SALES shall be included in the calculation of NET SALES at a price computed on the basis of the established average price charged to third parties in the applicable country in which such SALES occur.

If LICENSEE is obligated or finds it reasonably necessary to pay consideration to any third party (other than an AFFILIATE) that holds a patent that is in the reasonable judgment of LICENSEE and its counsel would be infringed by […***…] LICENSED PRODUCT or use of a LICENSED PROCESS, and if the combined royalty due to MICHIGAN and such third party(ies) exceeds […***…] percent ([…***…]%), then the royalty percentage to be paid to MICHIGAN by LICENSEE set forth above shall be reduced by the percentage calculated by the following formula: (A-[…***…])/B, in which A is the total royalty consideration to be paid on a LICENSED PRODUCT or LICENSED PROCESS and B is the total number of royalty-bearing licenses, including this Agreement, for such consideration on the LICENSED PRODUCT or LICENSED

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PROCESS.  For example, if the combined royalty consideration due to MICHIGAN and one non-AFFILIATE third party is […***…] percent ([…***…]%), the reduction would be equal to ([…***…])/2, or […***…]% and,  the royalty percentages owed to MICHIGAN  as set forth above would be reduced to […***…]%, […***…]% and […***…]%, respectively. However, in no event shall the royalty amount payable to MICHIGAN for any ROYALTY PERIOD be reduced below […***…] percent ([…***…]%) of the  royalty amounts set forth in this Section 3.1(b). LICENSEE shall provide MICHIGAN with a confidential copy of any such agreement referred to in this Section.

(c)  Sublicensing Fees on any SUBLICENSING REVENUE (as defined below) according to the following schedule:

% of SUBLICENSING REVENUE
[…***…]		(i)	[…***…]%
(ii)	[…***…]	(iii)	[…***…]%
(iv)	[…***…]	(v)	[…***…]%

“SUBLICENSE REVENUE” means (i) revenue not based on NET SALES (including, without limitation, any license issue fees, maintenance fees, milestone payments, other royalties) that LICENSEE or its AFFILIATE actually receives from any non-AFFILIATE SUBLICENSEES in consideration for a sublicense under the PATENT RIGHTS, and (ii) amounts actually received by the LICENSEE from any non-AFFILIATE third party in consideration of the grant to such third party of an option to obtain a sublicense of the LICENSEE’s rights under this Agreement, provided that, for the sake of clarity, SUBLICENSE REVENUE will not include amounts received by or payable to LICENSEE or its AFFILIATE that are reasonably and fairly attributable to any of the following to the extent that each is bona fide:  (a) debt financing of LICENSEE or its AFFILIATE, (b) amounts received by the LICENSEE as the purchase price, at fair market value, for equity securities (including stock of whatever class or series, and including the purchase price for warrants and the exercise price under such warrants, or as convertible debt, and the like) of LICENSEE or its AFFILIATE; (c) reimbursements to LICENSEE or its AFFILIATE of costs for filing, prosecuting and maintaining PATENT RIGHTS; (d) reimbursement to LICENSEE or its AFFILIATE for the cost of research and/or development activities performed or services or materials provided by LICENSEE or its AFFILIATE after the EFFECTIVE DATE on the basis of reimbursement of out-of-pocket expenses and/or payments for full-time equivalent (“FTE”) efforts of personnel at commercially reasonable and standard FTE rates for the location of LICENSEE or its AFFILIATE, and (e) royalty payments or revenue or profit sharing payments based on NET SALES.

(d)  Patent Expenses pursuant to Article 7 hereof.  LICENSEE shall pay […***…] percent ([…***…]%) of current unreimbursed costs of $[…***…] as of November 30, 2014 within […***…] ([…***…]) days of the complete execution of this Agreement and the remaining […***…] percent ([…***…]%) within […***…] ([…***…]) days of closing of a QUALIFIED FINANCING.

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(e)  Minimum Annual Royalties.  Beginning […***…], LICENSEE will pay to MICHIGAN a Minimum Annual Royalty of $[…***…], increasing to $[…***…] per year beginning with […***…] in which the FIRST COMMERCIAL SALE of the first LICENSED PRODUCT occurs. Minimum Annual Royalties are due for each calendar year on each following […***…].  Minimum Annual Royalties shall be credited against Running Royalties due on NET SALES made during the calendar year for which the Minimum Annual Royalties apply.  Minimum Annual Royalties paid in excess of running royalties shall not be creditable to amounts due for future years

(f)  Milestone payments as follows:

(1) $[…***…];

(2) $[…***…];

(3) $[…***…];

(4) $[…***…];

(5) $[…***…];

(6) $[…***…]; and

(7) $[…***…].

Milestone payments are non-refundable and non-creditable against future royalties.   In the event a SUBLICENSEE pays LICENSEE a fee for achieving one of the milestone events listed above or a substantially similar milestone, LICENSEE shall pay the higher of: (i) the Milestone Payment in this Paragraph 3.1(f) or (ii) the fee due on such Milestone Payment pursuant to Paragraph 3.1(c), but not both.

(g)  Royalties shall be payable on a LICENSED PRODUCT-by-LICENSED PRODUCT or LICENSED PROCESS-by-LICENSED PROCESS and country-by-county basis from the FIRST COMMERCIAL SALE of a LICENSED PRODUCT in a given country until […***…].

3.2Subject to the provisions of this Paragraph 3.2, the parties shall enter into a sponsored research agreement pursuant to which LICENSEE will sponsor not less than $2,715,000, inclusive of any indirect or other expenses, of research at MICHIGAN over a three-year period upon commercially reasonable terms and conditions to be mutually agreed upon by the parties in good faith and subject to a workplan and budget no later than March 1, 2015 (the “SPONSORED RESEARCH”).

3.3LICENSEE is not obligated to pay multiple royalties if any LICENSED PRODUCT or LICENSED PROCESS is covered by more than one claim of PATENT RIGHTS or the same LICENSED PRODUCT is covered by claims in two or more countries.

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3.4Royalty payments shall be made to "The Regents of the University of Michigan" in United States dollars.  Payments drawn directly on a U.S. bank may be made by either check to the address in Article 12 or by wire transfer.  Any payment drawn on a foreign bank or foreign branch of a U.S. bank shall be made only by wire transfer.  Wire transfers shall be made in accordance with the following or any other instructions as may be specified by MICHIGAN:  ABA/Routing No. […***…]; Account No. […***…]; SWIFT Bank Identifier Code […***…]; Account Name:  […***…]. In computing royalties on NET SALES in an currency other than United States dollars, LICENSEE shall first determine the royalties due and payable in such currency and then convert such amount into its equivalent in United States dollars using the average exchange rate published in the Wall Street Journal during the ROYALTY PERIOD with respect to which such payment is due, or at such other exchange rate as the parties may agree to in writing.

3.5Royalty payments shall be made on a semi-annual basis with submission of the reports required by Article 4.  All amounts due under this Agreement, including amounts due for the payment of patent expenses, shall, if overdue, be subject to a charge of interest compounded monthly until payment, at a per annum rate of […***…] percent ([…***…]%) […***…] in effect at the JP Morgan Chase Bank, N.A. or its successor bank on the due date (or at the highest allowed rate if a lower rate is required by law).  The payment of such interest shall not foreclose MICHIGAN from exercising any other rights it may have resulting from any late payment.  LICENSEE shall reimburse MICHIGAN for the costs, including reasonable attorney fees, for expenses paid in order to collect any amounts overdue more than […***…] days.

3.6All payments made under this Agreement are and shall be non-refundable.  MICHIGAN shall have no obligation whatsoever to pay, return, credit, or refund any amounts paid hereunder, except as may be specifically provided herein.  By way of example only, notwithstanding the deductions permitted to NET SALES, MICHIGAN shall have no obligation to pay any amounts to LICENSEE even if such deductions should result in a negative amount for NET SALES in any given ROYALTY PERIOD.

3.7LICENSEE shall be responsible for the payment of all taxes, duties, levies, and other charges imposed by any taxing authority with respect to the royalties payable to MICHIGAN under this Agreement. Should LICENSEE be required under any law or regulation of any government entity or authority to withhold or deduct any portion of the payments on royalties due to MICHIGAN, then the sum payable to MICHIGAN shall be increased by the amount necessary to yield to MICHIGAN an amount equal to the sum it would have received had no withholdings or deductions been made.  MICHIGAN shall cooperate reasonably with LICENSEE in the event LICENSEE elects to assert, at its own expense, any exemption from any such tax or deduction. If MICHIGAN is able to obtain credit for any taxes for which an additional payment is made by LICENSEE under this Section (“Creditable Taxes”) against any tax liability otherwise payable by LICENSEE, MICHIGAN shall reimburse to LICENSEE an amount equivalent to the Creditable Taxes.  MICHIGAN shall provide LICENSEE with evidence as LICENSEE may reasonably request to review the amount of any Creditable Taxes.

3.8.1Upon the closing of the QUALIFIED FINANCING, LICENSEE shall separately issue to MICHIGAN and LLS those numbers of shares of the series of preferred stock of LICENSEE that is issued to the investors in such QUALIFIED FINANCING (such applicable series of

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preferred stock, the “PREFERRED STOCK”) equal to $[…***…] with respect to MICHIGAN and $[…***…] with respect to LLS, divided by the price per share paid by the investors for the new money invested in such QUALIFIED FINANCING (the “SHARES”). For example, if the price per share of PREFERRED STOCK issued in the QUALIFIED FINANCING is $[…***…], then LICENSEE shall (a) issue […***…] SHARES to MICHIGAN and (b) issue […***…] SHARES to LLS. LICENSEE shall issue the SHARES to MICHIGAN and LLS pursuant to, and subject to the terms of, forms of stock issuance agreements attached hereto as Exhibits A-1 and A-2, respectively (each a “STOCK ISSUANCE AGREEMENT”).

3.8.2Notwithstanding the foregoing, in the event that, prior to the issuance of SHARES to MICHIGAN and LLS pursuant to Section 3.8.1. LICENSEE shall have entered into any agreement that will result in a CHANGE OF CONTROL, LICENSEE shall promptly notify each of MICHIGAN and LLS in writing (the “TRANSACTION NOTICE”) and LICENSEE shall issue to MICHIGAN or LLS, as applicable, that number of shares of common stock of LICENSEE equal to $[…***…] with respect to MICHIGAN or $[…***…] with respect to LLS divided by the per share consideration to be received by holders of common stock of LICENSEE in the initial closing of the CHANGE OF CONTROL (or the fair market value of any non-monetary consideration, as reasonably agreed between MICHIGAN and LICENSEE), effective immediately prior to the closing of the CHANGE OF CONTROL.  If shares of common stock of LICENSEE are issued to either MICHIGAN or LLS pursuant to this Section 3.8.2, the provisions of Section 3.8.1 with respect to MICHIGAN or LLS, respectively, shall immediately terminate upon such issuance.  Any shares of common stock of LICENSEE issued to MICHIGAN or LLS pursuant to this Section 3.8.2 shall be issued pursuant to, and subject to the terms of, the applicable STOCK ISSUANCE AGREEMENT.  For purposes of this Section 3.8, a “CHANGE OF CONTROL” means (i) any consolidation or merger of LICENSEE with any other entity or similar transaction, following which the stockholders of LICENSEE immediately prior thereto own, directly or indirectly, less than fifty percent (50%) of the voting power of the securities of the surviving entity in such transaction (or its parent), other than pursuant to a bona fide financing transaction, or (ii) a sale of all or substantially all of the assets of LICENSEE to a third party.

3.8.3Within […***…] ([…***…]) days after the final closing of any round of equity financing of LICENSEE that is consummated for bona fide fundraising purposes and in which LICENSEE issues shares of PREFERRED STOCK (a “TRIGGERING FINANCING”), LICENSEE shall give MICHIGAN written notice of the consummation of such TRIGGERING FINANCING that includes a report setting forth the basic terms of such TRIGGERING FINANCING, including, without limitation, the amount of new money raised, the nature of the PREFERRED STOCK issued and a summary of the post-financing capitalization of LICENSEE.  The obligation of LICENSEE to give such notice shall terminate upon the first to occur of (a) the initial sale of LICENSEE’S capital stock to the public in a firmly underwritten offering registered under the Securities Act of 1933, as amended (an “IPO”), and (b) a CHANGE OF CONTROL.

3.8.4Prior to the closing of any TRIGGERING FINANCING, LICENSEE shall deliver to MICHIGAN a written notice with respect thereto, specifying in reasonable detail the total number of shares of PREFERRED STOCK expected to be sold or issued, the applicable rights and preferences associated therewith, the purchase price, and the number of shares of

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PREFERRED STOCK eligible for purchase by MICHIGAN under this provision.  For […***…] days after receipt of the written notice, MICHIGAN or its designee shall have the right to agree to purchase up to […***…]% of the total number of shares of PREFERRED STOCK sold or issued in such financing on the same terms and conditions as are offered to the other purchasers in each such financing. MICHIGAN shall be entitled to apportion this right among itself and its INVESTMENT AFFILIATES in such proportions as it deems appropriate.  The term “INVESTMENT AFFILIATES” for this purpose shall mean (a) any entity controlled by MICHIGAN, or (b) any affiliate of MICHIGAN or any other entity in which MICHIGAN has a financial interest or investment, provided that such affiliate or entity is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended.  In the event MICHIGAN fails to exercise its right within such […***…] day period, LICENSEE may thereafter sell or enter into an agreement to sell shares of PREFERRED STOCK at a price and upon terms no more favorable to the other purchasers than specified in LICENSEE’s notice to MICHIGAN under this Section, without further obligation to MICHIGAN.  Notwithstanding anything in this Agreement to the contrary, the participation rights set forth in this Section 3.8.4 shall expire immediately prior to the first to occur of an IPO or a CHANGE OF CONTROL, and shall not be applicable to securities of LICENSEE (a) that are issued to employees, officers or directors of, or consultants or advisors to, LICENSEE pursuant to equity compensation plans or arrangements approved by the Board of Directors of LICENSEE, (b) that are issued upon the conversion, exercise or exchange of other securities outstanding on the date of this Agreement, or (c) that are issued in a stock split or stock split in the nature of dividend by LICENSEE that is paid on a proportionate non-cash basis to all holders of LICENSEE's capital stock.

3.8.5Concurrent with the execution of this Agreement, MICHIGAN will make the representations and warranties to LICENSEE set forth on Exhibit B-1.

3.8.6The entirety of this Section 3.8 shall survive termination of this Agreement.

ARTICLE 4 - REPORTS

4.1Until the FIRST COMMERCIAL SALE, by […***…] during the term of this Agreement, LICENSEE shall provide to MICHIGAN a […***…] report that includes reports on progress since the prior […***…] report and general future plans regarding:  research and development, regulatory approvals, manufacturing, sublicensing, marketing and SALES.  Further, LICENSEE shall specifically report to MICHIGAN the FIRST COMMERCIAL SALE within […***…] days thereof, and provide a brief description of the LICENSED PRODUCT or LICENSED PROCESS subject of the SALE, and terms thereof.

4.2After the FIRST COMMERCIAL SALE, LICENSEE shall provide […***…] reports to MICHIGAN.  Specifically, by […***…], LICENSEE shall report to MICHIGAN for the applicable ROYALTY PERIOD:

(a)  number of LICENSED PRODUCTS SOLD by LICENSEE and each SUBLICENSEE.

(b)  NET SALES of LICENSED PRODUCTS SOLD by LICENSEE and all SUBLICENSEES.

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(c)  a description and accounting for all LICENSED PROCESSES SOLD by LICENSEE and all SUBLICENSEES included in NET SALES.

(d)  Sublicense Fees due on SUBLICENSE REVENUE under Paragraph 3.1(c) above, including supporting figures.

(e)  foreign currency conversion rate and calculations (if applicable) and total royalties due.

(f)  each milestone under Paragraph 3.1(f) or Article 5 having a deadline during the ROYALTY PERIOD, and a specific identification of whether or not it was achieved.

(g)  for each sublicense or amendment thereto completed in the particular ROYALTY PERIOD:  names, addresses, and U.S.P.T.O. Entity Status (as discussed in Paragraph 4.5) of such SUBLICENSEE; the date of each agreement and amendment; the territory of the sublicense; the scope of the sublicense; and the nature, timing and amounts of all fees, royalties to be paid thereunder.

(h)  progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and SALES of LICENSED PRODUCTS and LICENSED PROCESSES.

(i)  the date of first SALE of LICENSED PRODUCTS (or results of LICENSED PROCESSES) in each country and the circumstances thereof.

LICENSEE shall include the amount of all payments due, and the various calculations used to arrive at those amounts, including the quantity, description (nomenclature and type designation as described in Paragraph 4.3 below), country of manufacture and country of SALE or use of LICENSED PRODUCTS and LICENSED PROCESSES.

If no payment is due, LICENSEE shall so report to MICHIGAN that no payment is due.  Failure to provide reports as required under this Article 4 shall be a material breach of this Agreement.  LICENSEE agrees to reasonably cooperate with MICHIGAN regarding any questions it may have relating to compliance with this Agreement, for example to discuss the information in reports.

4.3LICENSEE shall promptly establish and consistently employ a system of specific nomenclature and type designations for LICENSED PRODUCTS and LICENSED PROCESSES to permit identification and segregation of various types where necessary, and shall require the same of SUBLICENSEES.

4.4LICENSEE shall keep, and shall require SUBLICENSEES to keep, true and accurate records containing data reasonably required for the computation and verification of payments due under this Agreement.  LICENSEE shall and it shall require all SUBLICENSEES to:  (a) open such records for inspection upon reasonable notice during business hours, and no more than […***…] per year, by an independent certified accountant selected by MICHIGAN, for the purpose of verifying the amount of payments due, and shall provide information to MICHIGAN to facilitate such inspection; and (b) retain such records for […***…] ([…***…]) years from date of the payment to which they pertain.

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The terms of this Article shall survive any termination of this Agreement for […***…] ([…***…]) years.  MICHIGAN is responsible for all expenses of such inspection, except that if any inspection reveals an underpayment greater than […***…] percent of royalties due MICHIGAN, then LICENSEE shall pay all expenses of that inspection and the amount of the underpayment and interest to MICHIGAN within […***…] days of written notice thereof.  LICENSEE shall also reimburse MICHIGAN for reasonable expenses required to collect the amount underpaid.

4.5So that MICHIGAN may pay the proper U.S. Patent and Trademark Office fees relating to the PATENT RIGHTS, if LICENSEE, any company related to LICENSEE, or any SUBLICENSEE (or optionees) does not qualify as a “Small Entity” under U.S. patent laws, LICENSEE shall notify MICHIGAN immediately.  The parties understand that the changes to LICENSEE’s, SUBLICENSEE’s, or optionees’ businesses that might affect entity status include: acquisitions, mergers, hiring of a total of more than 500 total employees, sublicense agreements, and sublicense options.

ARTICLE 5 - DILIGENCE

5.1During the term of this Agreement, LICENSEE shall (itself or through its AFFILIATES or SUBLICENSEES) use commercially reasonable efforts to […***…] one or more LICENSED PRODUCTS and/or LICENSED PROCESSES, as applicable.  LICENSEE and/or SUBLICENSEE has the responsibility to do all that is legally required and commercially reasonable to […***…] LICENSED PRODUCTS and/or use LICENSED PROCESSES for all relevant activities of LICENSEE and SUBLICENSEES.  If the commercialization of multiple LICENSED PRODUCTS or LICENSED PROCESSES is commercially reasonable, then the requirement so of this paragraph shall apply to all such LICENSED PRODUCTS and/or LICENSED PROCESSES.

5.2As part of the diligence required by Paragraph 5.1 and subject to the provisions of Paragraph 5.3 and 5.4, LICENSEE (itself or through its AFFILIATES or SUBLICENSEES) agrees to reach the following commercialization and research and development milestones for a LICENSED PRODUCT and/or LICENSED PROCESS (together the “MILESTONES”) by the following dates:

(a) […***…].

(b) […***…].

(c) […***…].

(d) […***…];

(e) […***…];

(f) […***…].

For the purposes of this Agreement, […***…] shall mean that date upon which […***…]

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[…***…].

5.3  LICENSEE shall notify MICHIGAN within […***…] days after each MILESTONE deadline date above, as to whether or not such MILESTONE was met.   MICHIGAN recognizes that there are uncertainties associated with the development of therapeutic products and the regulatory process required by the FDA (and foreign regulatory authorities that are equivalent to the FDA), and that the parties may wish to amend the MILESTONES under Subparagraphs 5.2(b) through (f). Accordingly, if LICENSEE believes in good faith that it will be unable to timely achieve any MILESTONE in Paragraph 5.2 (b), (c), (d), (e) or (f) because the LICENSEE believes in good faith, after consultation with its clinical advisors, regulatory advisors and/or with regulatory agencies, that there is the possibility of the existence of a safety or efficacy reason not to perform one or more of the steps necessary to allow the achievement of such MILESTONE, then LICENSEE will promptly consult with MICHIGAN with respect to such determination, and the parties hereto will in good faith determine whether changes to the MILESTONES and related deadlines are appropriate, and if MICHIGAN agrees, at its sole discretion, that such changes are appropriate, the parties will execute and deliver a written confirmation of such changes to the MILESTONES and related deadlines within […***…] ([…***…]) days of the original notification by LICENSEE to MICHIGAN.  In addition, (i) LICENSEE will have the right to elect […***…] extensions to the MILESTONES under Subparagraphs 5.2 (b) through (f), at […***…] if such extensions are a result of causes beyond LICENSEE’s direct control or any inaction of the FDA or foreign equivalent and (ii) LICENSEE will have the right to extend the deadline of any MILESTONE for a period of […***…] after the scheduled deadline for such MILESTONE without MICHIGAN’s approval (“MILESTONE EXTENSION”) upon the […***…] by LICENSEE to MICHIGAN, within […***…] ([…***…]) days after the date of the scheduled deadline for such MILESTONE […***…], accompanied by written notice from LICENSEE to MICHIGAN specifying the MILESTONE for which LICENSEE is […***…], and setting forth in such notice the […***…] extended due date for such MILESTONE. Upon the timely delivery to MICHIGAN from LICENSEE of the […***…] notice, the due date for the MILESTONE as specified in such notice from LICENSEE and […***…] by LICENSEE to MICHIGAN as provided herein, will be extended to a date which is […***…] after the relevant original due date therefor. LICENSEE shall not be entitled to more than […***…] MILESTONE EXTENSIONS under Subparagraph 5.3(ii) and no more than […***…] extensions if […***…].  For clarity, any election to extend a MILESTONE under this Paragraph 5.3 will extend all remaining milestones in subparagraphs 5.2(b) through (f) by the applicable time period. The […***…] by LICENSEE to MICHIGAN in this Agreement.

5.4If LICENSEE (itself or through its AFFILIATES or SUBLICENSEES) […***…], MICHIGAN may terminate the Agreement solely as to the PATENT RIGHTS covering the LICENSED PRODUCT for which […***…], effective on […***…] days’ notice, unless LICENSEE […***…] within this […***…] day period.

ARTICLE 6 - SUBLICENSING

6.1LICENSEE shall notify MICHIGAN in writing of every sublicense agreement and each amendment thereto with any SUBLICENSEE (other than an AFFILIATE) within […***…] days after their execution, and indicate the name of the SUBLICENSEE, the territory of the

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sublicense, the scope of the sublicense, and the nature, timing and amounts of all fees and royalties to be paid thereunder, and whether or not such SUBLICENSEE has greater or fewer than 500 employees.  Upon request, LICENSEE shall provide MICHIGAN with a copy of sublicense agreements with any SUBLICENSEE (other than an AFFILIATE).  LICENSEE may permit SUBLICENSEES to further sublicense any of the rights granted to LICENSEE hereunder provided that all of the terms and conditions required by a SUBLICENSEE under this Agreement are included in such sublicense agreements.

6.2If LICENSEE receives from SUBLICENSEES any consideration that would be included in SUBLICENSE REVENUE in a form other than cash payments, LICENSEE shall include in SUBLICENSE REVENUE the fair market cash value for such consideration.

6.3 MICHIGAN agrees that in the event that MICHIGAN terminates this Agreement under Paragraph 5.3, 11.1, 11.2 or 11.3, and subject to the conditions set forth below, MICHIGAN shall assume the rights and obligations of LICENSEE under SUBLICENSES granted by LICENSEE under this Agreement after the EFFECTIVE DATE that are compliant with Article 6 hereof.

The following shall be conditions precedent to any obligation of MICHIGAN to assume such rights and obligations: (a) SUBLICENSEE shall have provided a written request to MICHIGAN within […***…] ([…***…]) business days after MICHIGAN or LICENSEE (whichever is earlier) has provided SUBLICENSEE with written notice of termination of this Agreement; (b) SUBLICENSEE shall not be, or have been at any time during the term of this Agreement, an AFFILIATE of LICENSEE; (c) SUBLICENSEE shall not be in material breach of its sublicense with LICENSEE at the time of termination of this Agreement; (d) LICENSEE shall have provided MICHIGAN with a copy of such SUBLICENSE agreement between LICENSEE and SUBLICENSEE within […***…] days after execution of such SUBLICENSE; and (e) SUBLICENSEE shall pay MICHIGAN any financial obligations owed by LICENSEE to MICHIGAN under subparagraphs 3.1(d) and 7.3 (for those countries in which the SUBLICENSEE has a sublicense both owed to MICHIGAN upon said termination of this Agreement (subject to equal proration among such SUBLICENSEES, if any, of the PATENT RIGHTS) and during the term of such assumed SUBLICENSE. MICHIGAN shall have only have an obligation to assume such rights and obligations of LICENSEE if, within […***…] ([…***…]) days after said written request of SUBLICENSEE, MICHIGAN and SUBLICENSEE reduce their agreement in writing as an agreement between MICHIGAN and SUBLICENSEE, and such agreement includes the following terms and any others agreed to by MICHIGAN and SUBLICENSEE:

(a) MICHIGAN, aside only from the provision of a license under the PATENT RIGHTS, shall not be responsible for the performance or payment of any obligations of LICENSEE arising from any such SUBLICENSE, (b) payment of financial obligation owed by LICENSEE to MICHIGAN under subparagraph 3.1(d) during the term of such assumed SUBLICENSE, (c) reimbursement of ongoing patent expenses under subparagraph 7.3 by SUBLICENSEE during the term of such assumed sublicense for those countries in which the SUBLICENSEE has a sublicense and (d) the scope of the field of use of such direct license shall not be broader than the rights sublicensed by LICENSEE to SUBLICENSEE.

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6.4Any sublicense for which MICHIGAN does not assume the rights and obligations of LICENSEE as set forth in Paragraph 6.3 shall terminate upon termination of this Agreement.

6.5LICENSEE shall require that all sublicenses of rights granted under this Agreement:  (a) be consistent with the terms and conditions of this Agreement; (b) contain the disclaimer of warranty and limitation on MICHIGAN, […***…], FOUNDATION and LLS's liability, as provided by Article 9 below; and (c) contain provisions under which the SUBLICENSEE accepts duties at least equivalent to those accepted by the LICENSEE in the following Paragraphs:  4.4 (duty to keep records), 10.1 (duty to defend, hold harmless, and indemnify MICHIGAN, […***…], FOUNDATION and LLS), 10.3 (duty to maintain insurance), 13.4 (duty to properly mark LICENSED PRODUCTS with patent notices), and 13.6 (duty to restrict the use of MICHIGAN, […***…], FOUNDATION and LLS's name).

ARTICLE 7 - PATENT APPLICATIONS AND MAINTENANCE

7.1MICHIGAN shall have the right to control all aspects of filing, prosecuting, and maintaining all of the patents and patent applications that form the basis for the PATENT RIGHTS, including reexaminations, reviews, disputes (including litigation) regarding inventorship and derivation, and interferences.  LICENSEE shall fully cooperate with MICHIGAN in activities relating to the PATENT RIGHTS, including said activities.

7.2MICHIGAN shall notify LICENSEE of all information received by MICHIGAN relating to the filing, prosecution and maintenance of the PATENT RIGHTS, and shall make reasonable efforts to allow LICENSEE to review, comment, and advise upon such information.  LICENSEE shall hold such information confidential and to use the information provided by MICHIGAN only for the purpose of advancing MICHIGAN’s PATENT RIGHTS. Without limiting the foregoing, MICHIGAN agrees to use reasonable efforts to include claims covering the products contemplated to be sold by LICENSEE or its SUBLICENSEES under this Agreement in any patent applications within the PATENT RIGHTS and to file and prosecute patent applications within the PATENT RIGHTS in foreign countries as designated and paid for by LICENSEE. LICENSEE shall cooperate in any activities under this Section 7.2.

7.3LICENSEE shall reimburse MICHIGAN for […***…].  Such reimbursement shall be made within […***…] days of receipt of MICHIGAN’s invoice and shall be subject to the interest and other requirements specified in Article 4 above.  LICENSEE agrees that unless it fully complies with all Paragraphs in this Agreement relating to entity status, LICENSEE shall be obligated to reimburse MICHIGAN for “Large Entity” patent fees. LICENSEE may, at its sole discretion, elect to not reimburse MICHIGAN for […***…] with respect to a particular patent application or patent within the PATENT RIGHTS upon written notice of such election to MICHIGAN no less than […***…] days prior to any deadline for taking action in any applicable patent office.  In such event, MICHIGAN may continue prosecution and/or maintenance of such application(s) or patent(s at its sole discretion and expense, provided, however, that such patent applications and issued patents shall be excluded from the definition of PATENT RIGHTS thereafter and LICENSEE will have no right or licenses thereunder.

7.4MICHIGAN reserves the right to apply for patent term extension or to demand that LICENSEE apply for patent term extension for any and all patents included in the PATENT

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RIGHTS.  If MICHIGAN elects to exercise this right, LICENSEE agrees to cooperate fully with MICHIGAN in the preparation, filing, and prosecution of any and all patent term extensions and to provide MICHIGAN with complete copies of any and all documents or other materials that MICHIGAN deems necessary or helpful to undertake such responsibilities.

ARTICLE 8 – ENFORCEMENT

8.1Each party shall promptly advise the other in writing of any known acts of potential infringement of the PATENT RIGHTS by another party.  LICENSEE has the first option to police the PATENT RIGHTS against infringement by other parties within the TERRITORY and the FIELD OF USE, including those prior to the EFFECTIVE DATE.  LICENSEE shall not file any suit without (a) a thorough, diligent investigation of the merits of such suit by its counsel, including with respect to PATENT RIGHTS and (b) notifying MICHIGAN […***…] days before any such filing.  This right to police includes defending any action for declaratory judgment of non-infringement or invalidity; and prosecuting, defending or settling all infringement and declaratory judgment actions at its expense and through counsel of its selection, except that LICENSEE shall make any such settlement only with the advice and consent of MICHIGAN.  LICENSEE may grant to third parties the right to enforce the PATENT RIGHTS, but only with the express written permission of MICHIGAN.

8.2If LICENSEE has a reasonable basis for policing the patents, (a) MICHIGAN shall provide reasonable assistance to LICENSEE with respect to such actions, and (b) MICHIGAN agrees to join in any such action or proceeding by LICENSEE to the extent that MICHIGAN is a necessary party under the law. but only if LICENSEE promptly reimburses MICHIGAN for out-of-pocket expenses incurred in connection with any such assistance rendered at LICENSEE'S request or reasonably required by MICHIGAN and if LICENSEE notifies MICHIGAN in writing […***…] days before filing any suit.  LICENSEE shall reimburse MICHIGAN for any otherwise unreimbursed expenses incurred in complying with discovery in any lawsuit involving the PATENT RIGHTS.  MICHIGAN retains the right to participate, with counsel of its own choosing and at its own expense, in any action under this Article.  LICENSEE shall defend, indemnify and hold harmless MICHIGAN with respect to any counterclaims asserted by an alleged infringer reasonably related to the enforcement of the PATENT RIGHTS under this Article, including but not limited to antitrust counterclaims and claims for recovery of attorney fees. Pursuant to the INSTITUTIONAL AGREEMENT, FOUNDATION will, at LICENSEE’s request, make a reasonable effort to cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, and the like.  MICHIGAN will use reasonable efforts to have the FOUNDATION joined in any action brought by LICENSEE if FOUNDATION is a necessary party.

8.3MICHIGAN and its inventors have a vital interest in proceedings relating to the validity and enforceability of its PATENT RIGHTS.  If a claim or counterclaim, in either litigation or an administrative proceeding, is made by any third party that any of the PATENT RIGHTS is invalid or unenforceable, then the parties shall jointly control the defense of such claim.  Each party shall consult with the other with respect to the defense of such claim, and shall reasonably consider the other party’s input.  In furtherance of such joint control, at the onset of such claim, the parties shall meet and confer in good faith to set a plan for handling the defense with respect to such claim.  The parties expect that in general (a) LICENSEE will have the right to lead daily

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activities, including but not limited to discovery, relating to the defense and (b) the parties would make joint court and/or administrative filings, but in the event that the parties cannot agree on how to proceed with respect to such claim of invalidity or unenforceability, MICHIGAN shall have the right to control the defense of such claim.

Except as provided below, LICENSEE shall be responsible for the reasonable costs and fees associated with the activities under this Article.  The parties shall consider reasonable controls on costs and fees as part of the aforementioned meet and confer with respect to the handling of the defense, which shall include reasonable consideration of use of a single law firm representing both parties in the defense of such claim.  Notwithstanding, if a third party asserts jurisdiction for any such action solely as the result of acts of MICHIGAN, then MICHIGAN shall be responsible for such reasonable costs and fees, and MICHIGAN shall then control such defense.

8.4If LICENSEE recovers damages in patent litigation or settlement thereof, the award shall be applied first to satisfy […***…].  The remaining balance shall be divided as follows: MICHIGAN will receive […***…]% of the remaining balance and LICENSEE will retain […***…]%.  This provision shall control the division of revenues where a license, covenant not to sue, or assignment of rights is granted as part of a settlement of such lawsuit.

ARTICLE 9 - NO WARRANTIES; LIMITATION ON MICHIGAN, […***…],

FOUNDATION AND LLS'S LIABILITY

9.1MICHIGAN warrants to LICENSEE as of the EFFECTIVE DATE to the actual knowledge of its Office of Technology Transfer that (a) it has the authority to execute this Agreement and grant the licensed granted hereunder and (b) that the inventors named in the PATENT RIGHTS filed as of the EFFECTIVE DATE have assigned their entire right, title, and interest in such PATENT RIGHTS to MICHIGAN or the FOUNDATION, as applicable. Neither MICHIGAN, […***…], FOUNDATION nor LLS make any representations or warranties that PATENT RIGHTS are or will be held valid or enforceable, or that the manufacture, importation, use, offer for SALE, SALE or other distribution of any LICENSED PRODUCTS or LICENSED PROCESSES will not infringe upon any patent or other rights.

9.2EXCEPT AS EXPRESSLY SET FORTH HEREIN, MICHIGAN, […***…], FOUNDATION AND LLS MAKE NO REPRESENTATIONS, EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUME NO RESPONSIBILITIES WHATEVER WITH RESPECT TO DESIGN, DEVELOPMENT, MANUFACTURE, USE, SALE OR OTHER DISPOSITION BY LICENSEE OR SUBLICENSEES OF LICENSED PRODUCTS OR LICENSED PROCESSES.

9.3LICENSEE AND SUBLICENSEES ASSUME THE ENTIRE RISK AS TO PERFORMANCE OF LICENSED PRODUCTS AND LICENSED PROCESSES.  In no event shall MICHIGAN, […***…], FOUNDATION, OR LLS be responsible or liable for any direct, indirect, special, incidental, or consequential damages or lost profits or other economic loss or damage with respect to the manufacture, use or sale of LICENSED PRODUCTS, or LICENSED PROCESSES to LICENSEE, SUBLICENSEE or any other individual or entity ,

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regardless of legal or equitable theory.  The above limitations on liability apply even though MICHIGAN, […***…], FOUNDATION, may have been advised of the possibility of such damage.

9.4LICENSEE shall not make any statements, representations or warranties whatsoever to any person or entity, or accept any liabilities or responsibilities whatsoever from any person or entity, that are inconsistent with any disclaimer or limitation included in this Article 9.

ARTICLE 10 - INDEMNITY; INSURANCE

10.1LICENSEE shall defend, indemnify and hold harmless and shall require SUBLICENSEES to defend, indemnify and hold harmless MICHIGAN, […***…], FOUNDATION and LLS for and against any and all claims, demands, damages, losses, and expenses of any nature (including attorneys' fees and other litigation expenses), resulting from, but not limited to, death, personal injury, illness, property damage, economic loss or products liability, including errors and omissions, arising from or in connection with, any of the following:  (1) Any manufacture, use, SALE or other disposition by LICENSEE, SUBLICENSEES or transferees of LICENSED PRODUCTS or LICENSED PROCESSES; (2) The use by any person of LICENSED PRODUCTS made, used, sold or otherwise distributed by LICENSEE or SUBLICENSEES; and (3) The use or practice by LICENSEE or SUBLICENSEES of any invention or computer software related to the PATENT RIGHTS. LICENSEE shall not be obligated to defend, indemnify or hold MICHIGAN, […***…], FOUNDATION or LLS harmless under this Paragraph after any unappealed or unappealable order of a court of competent jurisdiction holds that the claims, demands, damages, losses or expenses were determined to be legally caused solely by the gross negligence or willful misconduct by MICHIGAN, […***…], FOUNDATION or LLS, respectively.

10.2MICHIGAN is entitled to participate at its option and expense through counsel of its own selection, and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Paragraph 10.1 above.  LICENSEE shall not settle any such legal action with an admission of liability of MICHIGAN without MICHIGAN’s written approval.

10.3Prior to any distribution or commercial use of any LICENSED PRODUCT or use of any LICENSED PROCESS by LICENSEE, LICENSEE shall purchase and maintain in effect commercial general liability insurance, product liability insurance, and errors and omissions insurance which shall protect LICENSEE, […***…], FOUNDATION and MICHIGAN with respect to the events covered by Paragraph 10.1, and LICENSEE shall require the same of any SUBLICENSEE.  Each such insurance policy must provide reasonable coverage for all claims with respect to any LICENSED PROCESS used and any LICENSED PRODUCTS manufactured, used, sold, licensed or otherwise distributed by LICENSEE -- or, in the case of a SUBLICENSEE's policy, by said SUBLICENSEE -- and must specify MICHIGAN, […***…] and FOUNDATION as an additional insured.  LICENSEE shall furnish certificate(s) of such insurance to MICHIGAN, upon request.

10.4In no event shall either party hereunder be liable to the other for any special, indirect, or consequential damages of any kind whatsoever resulting from any breach or default of this Agreement.

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ARTICLE 11 - TERM AND TERMINATION

11.1If LICENSEE ceases to operate its business, or if it files a petition in bankruptcy, has an involuntary petition in bankruptcy filed against LICENSEE that is not dismissed within sixty days after the filing thereof, make a general assignment for the benefit of creditors or liquidates or dissolves, this Agreement shall immediately terminate upon MICHIGAN’s attempt to deliver a termination notice to the address for notices provided herein.  If LICENSEE makes or attempts to make an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy or insolvency are instituted on behalf of or against LICENSEE, or if a receiver or trustee is appointed for the property of LICENSEE, this Agreement shall automatically terminate.  LICENSEE shall notify MICHIGAN of any such event mentioned in this Paragraph as soon as reasonably practicable, and in any event within […***…] days after any such event.

11.2If LICENSEE fails to make any payment due to MICHIGAN, upon thirty (30) days' written notice by MICHIGAN, this Agreement shall automatically terminate unless LICENSEE makes such payment by the end of such period or MICHIGAN specifically extends such date in writing.  Such termination shall not foreclose MICHIGAN from collection of any amounts remaining unpaid or seeking other legal relief.

11.3Upon any material breach or default of this Agreement by LICENSEE (other than as specifically provided herein, the terms of which shall take precedence over the handling of any other material breach or default under this Paragraph), MICHIGAN has the right to terminate this Agreement effective on sixty (60) days' written notice to LICENSEE.  Such termination shall become automatically effective upon expiration of the sixty (60) day period unless LICENSEE cures the material breach or default before the period expires.

11.4LICENSEE has the right to terminate this Agreement at any time on ninety days’ written notice to MICHIGAN if LICENSEE prior to the termination date:

(a)  pays all amounts due MICHIGAN through the effective date of the termination;

(b)  submits a final report of the type described in Paragraph 4.2;

(c)  returns any patent documentation (including that exchanged under Article 7) and any other confidential or trade-secret materials provided to LICENSEE by MICHIGAN in connection with this Agreement, or, with prior approval by MICHIGAN, destroys such materials, and certifies in writing that such materials have all been returned or destroyed; and

(d)  suspends its manufacture, use and SALE of the LICENSED PROCESS(ES) and LICENSED PRODUCT(S), subject to Paragraph 11.8.

Upon notice by LICENSEE of intent to terminate under this Paragraph 11.4, MICHIGAN may elect to immediately terminate this Agreement upon written notice.

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11.5Upon any termination of this Agreement, and except as provided herein to the contrary, all rights and obligations of the parties hereunder shall cease, except any previously accrued rights and obligations and further as follows:  (a) obligations to pay royalties and other sums, or to transfer equity or other consideration, accruing hereunder up to the day of such termination, whether or not this Agreement provides for a number of days before which actual payment is due and such date is after the day of termination; (b) MICHIGAN's rights to inspect books and records as described in Article 4, and LICENSEE's obligations to keep such records for the required time; (c) any cause of action or claim of LICENSEE or MICHIGAN accrued or to accrue because of any breach or default by the other party hereunder; (d) the provisions of Articles 1, 9, 10, and 13; and (e) all other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.

Termination by either party hereunder shall not alter or affect any other rights or relief that either party may be entitled to under law.

11.6Upon termination of this Agreement, if LICENSEE has filed patent applications or obtained patents to any modification or improvement to LICENSED PRODUCTS or LICENSED PROCESSES within the scope of the PATENT RIGHTS, LICENSEE agrees upon request to enter into good faith negotiations with MICHIGAN or MICHIGAN’s future licensee(s) for the purpose of granting licensing rights to said modifications or improvements in a timely fashion and under commercially reasonable terms.

11.7If LICENSEE or a SUBLICENSEE, or any affiliate thereof, asserts the invalidity or unenforceability of any claim included in the PATENT RIGHTS, including by way of litigation or administrative proceedings, either directly or through any other party, then MICHIGAN shall have the right to immediately terminate this Agreement upon written notice to LICENSEE.  However, MICHIGAN shall not terminate this Agreement if, after a SUBLICENSEE makes such assertions of invalidity or unenforceability, LICENSEE, within thirty (30) days of such action, terminates the sublicense with respect to such PATENT RIGHTS and provides MICHIGAN written notice of such termination.

11.8Upon MICHIGAN’s termination (but not expiration) of this Agreement, other than under Section 11.2, within a period of […***…] ([…***…]) days after the date of termination, LICENSEE is entitled to dispose of all previously made or partially made LICENSED PRODUCTS, provided that the SALE or use of such LICENSED PRODUCTS are subject to the terms of this Agreement, including, but not limited to, rendering such reports and making such payments as required under this Agreement.

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ARTICLE 12 - NOTICES

12.1Any notice, request, or report required or permitted to be given or made under this Agreement by either party is effective when mailed if sent by recognized overnight carrier, certified or registered mail, or electronic mail followed by confirmation by U.S. mail, to the address set forth below or such other address as such party specifies by written notice given in conformity herewith.  Any notice, request, or report not so given is not effective until actually received by the other party.

To MICHIGAN:	To LICENSEE:

Office of Technology Transfer	Kura Oncology, Inc.
University of Michigan	11119 North Torrey Pines Road
1600 Huron Parkway, 2nd Floor	Suite 125
Ann Arbor, MI 48109-2590	La Jolla, CA 92037

Attn: […***…]	Attn: Chief Executive Officer
Copy: General Counsel

ARTICLE 13 ‑ MISCELLANEOUS PROVISIONS

13.1 This Agreement shall be governed by and construed under the laws of the state of Michigan without regard for principles of choice of law, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.  Any claims, demands, or actions asserted against MICHIGAN, its Regents, fellows, officers, employees or agents shall only be brought in the Michigan Court of Claims.  LICENSEE, its successors, and assigns consent to the jurisdiction of a court with applicable subject matter jurisdiction sitting in the state of Michigan with respect to any claims arising under this agreement or the relationship between the parties.

13.2MICHIGAN and LICENSEE agree that this Agreement sets forth their entire understanding concerning the subject matter of this Agreement.  The parties may amend this Agreement from time to time, such as to add new rights, but no modification will be effective unless both MICHIGAN and LICENSEE agree to it in writing.

13.3If a court of competent jurisdiction finds any term of this Agreement invalid, illegal or unenforceable, that term will be curtailed, limited or deleted, but only to the extent necessary to remove the invalidity, illegality or unenforceability, and without in any way affecting or impairing the remaining terms.

13.4LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers as necessary to meet the requirements of 35 U.S.C. 287 so that the full benefits of patent enforcement may be realized.  All LICENSED PRODUCTS shipped to or sold in other countries shall be marked to comply with the patent laws and practices of the countries of manufacture, use and SALE.

*** Confidential Treatment Requested

13.5No waiver by either party of any breach of this Agreement, no matter how long continuing or how often repeated, is a waiver of any subsequent breach thereof, nor is any delay or omission on the part of either party to exercise or insist on any right, power, or privilege hereunder a waiver of such right, power or privilege.  In no event shall any waiver be deemed valid unless it is in writing and signed by an authorized representative of each party.

13.6LICENSEE shall, and shall require its affiliates to, refrain from using and to require SUBLICENSEES to refrain from using the name of MICHIGAN, […***…], FOUNDATION, LLS or their employees in publicity or advertising without the prior written approval of MICHIGAN, […***…], FOUNDATION or LLS, as the case may be.  Reports in scientific literature and presentations of joint research and development work are not publicity.  Notwithstanding this provision, without prior written approval of MICHIGAN, […***…], FOUNDATION or LLS, LICENSEE and SUBLICENSEES may state publicly that LICENSED PRODUCTS and PROCESSES were developed by LICENSEE based upon an invention(s) developed at the University of Michigan or […***…] and/or that the PATENT RIGHTS were licensed from the University of Michigan and […***…].

13.7LICENSEE agrees to comply with all applicable laws and regulations, including but not limited to all United States laws and regulations controlling the export of commodities and technical data, with respect to the PATENT RIGHTS, LICENSED PRODUCTS and LICENSED PROCESSES.  LICENSEE shall be solely responsible for any violation of such laws and regulations involving LICENSEE or its SUBLICENSEES with respect to PATENT RIGHTS, LICENSED PRODUCTS and LICENSED PROCESSES, and to defend, indemnify and hold harmless MICHIGAN if any legal action of any nature results from any such violation.

13.8The relationship between the parties is that of independent contractor and contractee.  Neither party is an agent of the other in connection with the exercise of any rights hereunder, and neither has any right or authority to assume or create any obligation or responsibility on behalf of the other.

13.9LICENSEE may not assign this Agreement without the prior written consent of MICHIGAN and shall not pledge any of the license rights granted in this Agreement as security for any creditor.  Any attempted pledge of any of the rights under this Agreement or assignment of this Agreement without the prior consent of MICHIGAN will be void from the beginning. If MICHIGAN consents to any assignment of this Agreement, such assignment by LICENSEE will not be effective until the intended assignee agrees in writing to accept all of the terms and conditions of this Agreement, and such writing is provided to MICHIGAN. Notwithstanding, LICENSEE may, without MICHIGAN’s consent, assign its rights under this Agreement to a purchaser of all or substantially all of LICENSEE’s business relating to the subject matter of this Agreement, whether by sale, merger, operation of law or otherwise, so long as such assignee provides a statement in writing to MICHIGAN that LICENSEE (if LICENSEE survives in such transaction) or the successor to LICENSEE (if LICENSEE does not survive in such transaction) shall be bound by all the terms and conditions of this Agreement.

13.10If the registration, recordation, or reporting to a national or supranational agency of this Agreement, its terms, or assignment thereof is or becomes required or advisable (e.g., as a prerequisite to enforceability of the Agreement in such nation), LICENSEE shall, at its expense,

*** Confidential Treatment Requested

promptly undertake such action.  LICENSEE shall provide prompt notice thereof to MICHIGAN along with copies of relevant documentation.

13.11Except for LICENSEE’s obligation to make any payments to MICHIGAN hereunder, the parties shall not be responsible for failure to perform due to the occurrence of any events beyond their reasonable control which render their performance impossible or onerous, including, but not limited to:  accidents (environmental, toxic spill, etc.); acts of God; biological or nuclear incidents; casualties; earthquakes; fires; floods; governmental acts; orders or restrictions; inability to obtain suitable and sufficient labor, transportation, fuel and materials; local, national or state emergency; power failure and power outages; acts of terrorism; strike; and war.

13.12This Agreement may be executed in one or more counterparts, each of which together shall constitute one and the same Agreement.  For purposes of executing this Agreement, a facsimile (including a PDF image delivered via email) copy of this Agreement, including the signature pages, will be deemed an original.

ARTICLE 14 - CONFLICT OF INTEREST MANAGEMENT

14.1This Agreement and the licenses granted hereunder are subject to approval by a two-thirds majority vote of the Board of Regents of the University of Michigan.

14.2Unless MICHIGAN provides appropriate formal approvals, continuing development of LICENSED PRODUCTS and LICENSED PROCESSES shall take place without the use of MICHIGAN funds, facilities, or other resources of or funds administered by MICHIGAN.

14.3LICENSEE shall cooperate with MICHIGAN in developing and implementing appropriate plans for management of potential conflicts of interest and conflicts of commitment of MICHIGAN employees.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR KURA ONCOLOGY, INC.		FOR THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By	/s/ Troy Wilson	By	/s/ Kenneth J. Nisbet
(authorized representative)			Kenneth J. Nisbet
Assoc. Vice President for Research
Printed Name	Troy Wilson		U-M Tech Transfer

Title	Pres. & CEO

Date	Dec. 22, 2014	Date	22 December 2014

*** Confidential Treatment Requested

MICHIGAN Representations and Warranties

Concurrent with the execution of the Patent License Agreement (MICHIGAN File No(s): 4471, 5643, and 6393), dated December 22, 2014 (the "LICENSE"), MICHIGAN represents and warrants to LICENSEE that:

1.1Purchase Entirely for Own Account.  MICHIGAN has no present intention of selling, granting any participation in, or otherwise distributing the SHARES to be issued to MICHIGAN pursuant to Sections 3.8.1 or 3.8.2 of the LICENSE (the “MICHIGAN EQUITY”).

1.2Disclosure of Information.  MICHIGAN has had an opportunity to discuss LICENSEE’s business, management and financial affairs with LICENSEE’s management.

1.3Restricted Securities.  MICHIGAN understands that the MICHIGAN EQUITY, when issued, will not be registered under the Securities Act of 1933, as amended, and will be “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, MICHIGAN must hold such shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

1.4Accredited Investor.  MICHIGAN is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

REGENTS OF THE UNIVERSITY OF MICHIGAN

By:	/s/ Kenneth J. Nisbet

Name:	Kenneth J. Nisbet

Title:	Assoc. V.P. for Research U-M Tech Transfer

EXHIBIT A-1

STOCK ISSUANCE AGREEMENT

THIS STOCK ISSUANCE AGREEMENT (the “Agreement”) is made as of [DATE] between Kura Oncology, Inc., a Delaware corporation, having offices at 11119 North Torrey Pines Road, Suite 125, La Jolla, CA 92037 (the “LICENSEE”), and the Regents of the University of Michigan, a constitutional corporation of the state of Michigan (“MICHIGAN”).

RECITALS

Pursuant to that certain Patent License Agreement (MICHIGAN File No(s): ________________), dated [DATE OF LICENSE] (the "License"), between LICENSEE and MICHIGAN, MICHIGAN licensed certain rights to LICENSEE.

Pursuant to Section 3.8 of the License and in consideration thereof, the LICENSEE agreed to issue to MICHIGAN a specified number and type of shares of capital stock of LICENSEE at the times and on the terms described in such Section.

The obligation of LICENSEE to issue such shares of capital stock of LICENSEE to MICHIGAN has matured.

NOW, THEREFORE, In consideration of the License and this Agreement, LICENSEE and MICHIGAN agree as follows:

1.Issuance of Shares.  In partial consideration of the License LICENSEE shall, upon execution of this Agreement, issue MICHIGAN a duly endorsed certificate for _________ shares of [TYPE OF STOCK REQUIRED BY SECTION 3.8 OF THE LICENSE] of LICENSEE (the “Michigan Equity”).  The Michigan Equity is subject to the designations, powers, preferences and rights, and qualifications, limitations and restrictions set forth in LICENSEE’s charter.  MICHIGAN will not unreasonably withhold its consent to enter into any other commercially-reasonable agreements relating to the Michigan Equity entered into by all other holders of the same type and class of shares as the Michigan Equity.

2.LICENSEE Representations and Warranties.  LICENSEE represents and warrants to MICHIGAN that:

(a)LICENSEE is validly existing in good standing in its state of incorporation or organization and has the power and authority to enter into this Agreement and to issue the Michigan Equity as contemplated hereby;

(b)this Agreement is a valid and binding obligation of LICENSEE, enforceable in accordance with its terms, except as limited by laws relating to creditors’ rights and general principals of equity;

(c)issuance of the Michigan Equity satisfies all of the requirements of Section 3.8 of the License, including with respect to the number of shares of capital stock of

LICENSEE that LICENSEE is obligated to issue to MICHIGAN pursuant to Section 3.8 of the License;

(d)upon issuance pursuant to this Agreement, the Michigan Equity will be free of any lien, charge or other encumbrance, and will be validly issued, fully-paid and non-assessable;

(e)issuance of the Michigan Equity does not and will not violate (i) the charter or bylaws of LICENSEE (ii) any rights of preemption, first offer, first refusal, co-sale, registration, dividends or similar rights (collectively, “Equity Rights”), (iii) any agreement by which LICENSEE, its owners, property or assets are bound, or (iv) any Federal or applicable state securities law, rule or regulation; and

(f)LICENSEE has achieved (i) the Qualified Financing (as defined in the License) to the extent the Michigan Equity is being issued pursuant to Section 3.8.1 of the License or (ii) the Change of Control (as defined in the License) to the extent the Michigan Equity is being issued pursuant to Section 3.8.2 of the License.

3.Michigan's Representations and Warranties.  MICHIGAN represents and warrants to LICENSEE that the following representations and warranties set forth are true and correct as of the date hereof.

(a)Purchase Entirely for Own Account.  The Michigan Equity to be acquired by MICHIGAN under Section 3.8.1 or Section 3.8.2 of the License will be acquired for investment for MICHIGAN’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and MICHIGAN has no present intention of selling, granting any participation in, or otherwise distributing the same;

(b)Disclosure of Information.  MICHIGAN has had an opportunity to discuss LICENSEE’s business, management, financial affairs and the terms and conditions of the offering of the applicable shares of LICENSEE with LICENSEE’s management;

(c)Restricted Securities.  MICHIGAN understands that the applicable shares of LICENSEE have not been, and will not be, registered under the Securities Act of 1933, as amended, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of MICHIGAN’s representations as expressed herein.  MICHIGAN understands that the applicable shares of LICENSEE are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, MICHIGAN must hold such shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  MICHIGAN acknowledges that LICENSEE has no obligation to register or qualify the applicable shares of LICENSEE, or any shares into which such shares may be converted, for resale except as set forth in the financing documents related to the Qualified Financing.  MICHIGAN further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the applicable shares of LICENSEE, and on requirements relating to LICENSEE which are outside of the

MICHIGAN’s control, and which LICENSEE is under no obligation and may not be able to satisfy;

(d)No Public Market.  MICHIGAN understands that no public market now exists for the applicable shares of LICENSEE, and that LICENSEE has made no assurances that a public market will ever exist for such shares;

(e)Accredited Investor.  MICHIGAN is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and

(f)Legends.  MICHIGAN understands that the stock certificates for the applicable shares of LICENSEE and any securities issued in respect of or exchange for such shares, may bear one or all of the following legends:

(i) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED”;

(ii) Any legend set forth in, or required by, the financing documents related to the Qualified Financing; and

(iii) Any legend required by the securities laws of any state to the extent such laws are applicable to such shares represented by the certificate so legended.

4.Market Stand-Off.  MICHIGAN hereby agrees that MICHIGAN shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, the Michigan Equity during the 180-day period following the effective date of LICENSEE’s IPO (as defined in the License) (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided, that all officers and directors of LICENSEE and holders of at least 1% of LICENSEE’s voting securities are bound by and have entered into similar agreements.  The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

5.General.

(a)Assignment.  This Agreement is not assignable by LICENSEE or MICHIGAN.

(b)Binding Effect.  All of the covenants and provisions of this Agreement shall bind and inure to the benefit of successors and permitted assigns and transferees of LICENSEE and MICHIGAN.

(c)Notices.  Any notice, request, claim or other communication hereunder must be in writing and will be deemed to have been duly given if delivered by hand or if sent by certified mail, postage and certification prepaid, to LICENSEE and MICHIGAN at the addresses for each set forth in the introductory paragraph of this Agreement.  Either party may change such address by giving notice to the other in the manner required by this subsection.

(d)Entire Agreement; Amendments.  This Agreement and the License constitute the entire agreement between LICENSEE and MICHIGAN with respect to the subject matter of this Agreement.  LICENSEE and MICHIGAN may only amend this Agreement by a written instrument executed by LICENSEE and MICHIGAN.

(e)Governing Law.  This Agreement will be construed and governed by the laws of the State of Delaware, without giving effect to principals of conflicts of laws.

(f)Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile, each of which will be an original, but all of which together shall constitute one and the same instrument.

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LICENSEE and MICHIGAN have executed this Stock Issuance Agreement as of the date first written above.

KURA ONCOLOGY, INC.	REGENTS OF THE UNIVERSITY OF MICHIGAN

By	By

Name:	Name:

Title:	Title:

EXHIBIT A-2

STOCK ISSUANCE AGREEMENT

THIS STOCK ISSUANCE AGREEMENT (the “Agreement”) is made as of [DATE] between Kura Oncology, Inc., a Delaware corporation, having offices at 11119 North Torrey Pines Road, Suite 125, La Jolla, CA 92037 (the “LICENSEE”), and The Leukemia & Lymphoma Society, Inc., a [______] (“LLS”).

RECITALS

Pursuant to that certain Agreement for Collaboration, dated July 9, 2010, as amended by that certain First Amendment to Agreement for Collaboration dated December [__], 2014, between the Regents of the University of Michigan (“MICHIGAN”) and LLS (the “Amended Collaboration Agreement”), MICHIGAN and LLS agreed, among other things, to provide for the issuance or transfer of third party equity to LLS under certain circumstances specified therein.

Pursuant to that certain Patent License Agreement, dated [DATE OF LICENSE] (the "License"), between LICENSEE and MICHIGAN, MICHIGAN licensed certain rights to LICENSEE.

Pursuant to Section 7.1 of the Amended Collaboration Agreement and Section 3.8 of the License, respectively, and in consideration thereof, MICHIGAN agreed to require in the License that the LICENSEE issue or transfer to LLS, and the LICENSEE has agreed to issue to LLS, a specified number and type of shares of capital stock of LICENSEE at the times and on the terms described in Section 3.8 of the License.

The obligation of LICENSEE to issue such shares of capital stock of LICENSEE to LLS has matured.

NOW, THEREFORE, In consideration of the License and this Agreement, LICENSEE and LLS agree as follows:

1.Issuance of Shares.  In partial consideration of the License and in satisfaction of the requirements of Section 3.8 thereof, and in partial consideration of Section 7.1 of the Amended Collaboration Agreement, LICENSEE shall, upon execution of this Agreement, issue LLS a duly endorsed certificate for _________ shares of [TYPE OF STOCK REQUIRED BY SECTION 3.8 OF THE LICENSE] of LICENSEE (the “LLS Equity”).  The LLS Equity is subject to the designations, powers, preferences and rights, and qualifications, limitations and restrictions set forth in LICENSEE’s charter or other applicable agreements and instruments relating thereto, and LLS agrees to execute any such applicable agreements and instruments as may be reasonably requested by LICENSEE.

2.LICENSEE Representations and Warranties.  LICENSEE represents and warrants to LLS that:

(a)LICENSEE is validly existing in good standing in its state of incorporation or organization and has the power and authority to enter into this Agreement and to issue the LLS Equity as contemplated hereby;

(b)this Agreement is a valid and binding obligation of LICENSEE, enforceable in accordance with its terms, except as limited by laws relating to creditors’ rights and general principals of equity;

(c)issuance of the LLS Equity satisfies all of the requirements of Section 3.8 of the License, including with respect to the number of shares of capital stock of LICENSEE that LICENSEE is obligated to issue to LLS pursuant to Section 3.8 of the License;

(d)upon issuance pursuant to this Agreement, the LLS Equity will be free of any lien, charge or other encumbrance, and will be validly issued, fully-paid and non-assessable;

(e)issuance of the LLS Equity does not and will not violate (i) the charter or bylaws of LICENSEE (ii) any rights of preemption, first offer, first refusal, co-sale, registration, dividends or similar rights (collectively, “Equity Rights”), (iii) any agreement by which LICENSEE, its owners, property or assets are bound, or (iv) any Federal or applicable state securities law, rule or regulation; and

(f)LICENSEE has achieved (i) the Qualified Financing (as defined in the License) to the extent the LLS Equity is being issued pursuant to Section 3.8.1 of the License or (ii) the Change of Control (as defined in the License) to the extent the LLS Equity is being issued pursuant to Section 3.8.2 of the License.

3.LLS’ Representations and Warranties.   LLS represents and warrants to LICENSEE that the following representations and warranties set forth are true and correct as of the date hereof.

(a)Purchase Entirely for Own Account.  The LLS Equity to be acquired by LLS under Section 3.8.1 or Section 3.8.2 of the License will be acquired for investment for LLS’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and LLS has no present intention of selling, granting any participation in, or otherwise distributing the same;

(b)Disclosure of Information.  LLS has had an opportunity to discuss LICENSEE’s business, management, financial affairs and the terms and conditions of the offering of the applicable shares of LICENSEE with LICENSEE’s management;

(c)Restricted Securities.  LLS understands that the applicable shares of LICENSEE have not been, and will not be, registered under the Securities Act of 1933, as amended, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of LLS’ representations as expressed herein.  LLS understands that the applicable shares of LICENSEE are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, LLS must hold such shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  LLS acknowledges that LICENSEE has no obligation to register or qualify the applicable shares of LICENSEE, or any shares into which such shares may be converted, for resale except as set forth in the financing documents related to the Qualified Financing.  LLS further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the applicable shares of LICENSEE, and on requirements relating to LICENSEE which are outside of the LLS’ control, and which LICENSEE is under no obligation and may not be able to satisfy;

(d)No Public Market.  LLS understands that no public market now exists for the applicable shares of LICENSEE, and that LICENSEE has made no assurances that a public market will ever exist for such shares;

(e)Accredited Investor.  LLS is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and

(f)Legends.  LLS understands that the stock certificates for the applicable shares of LICENSEE and any securities issued in respect of or exchange for such shares, may bear one or all of the following legends:

(i) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED”;

(ii) Any legend set forth in, or required by, the financing documents related to the Qualified Financing; and

(iii) Any legend required by the securities laws of any state to the extent such laws are applicable to such shares represented by the certificate so legended.

4.General.

(a)Assignment.  This Agreement is not assignable by LICENSEE or LLS.

(b)Binding Effect.  All of the covenants and provisions of this Agreement shall bind and inure to the benefit of successors and permitted assigns and transferees of LICENSEE and LLS.

(c)Notices.  Any notice, request, claim or other communication hereunder must be in writing and will be deemed to have been duly given if delivered by hand or if sent by certified mail, postage and certification prepaid, to LICENSEE and LLS at the addresses for each set forth in the introductory paragraph of this Agreement.  Either party may change such address by giving notice to the other in the manner required by this subsection.

(d)Entire Agreement; Amendments.  This Agreement and the License constitute the entire agreement between LICENSEE and LLS with respect to the subject matter of this Agreement.  LICENSEE and LLS may only amend this Agreement by a written instrument executed by LICENSEE and LLS.

(e)Governing Law.  This Agreement will be construed and governed by the laws of the State of Delaware, without giving effect to principals of conflicts of laws.

(f)Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile, each of which will be an original, but all of which together shall constitute one and the same instrument.

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LICENSEE and LLS have executed this Stock Issuance Agreement as of the date first written above.

KURA ONCOLOGY, INC.	THE LEUKEMIA & LYMPHOMA SOCIETY, INC.

By	By

Name:	Name:

Title:	Title:

FIRST AMENDMENT TO PATENT LICENSE AGREEMENT

This FIRST AMENDMENT TO PATENT LICENSE AGREEMENT (“Amendment”) is entered into as of March 3, 2015 (the “Amendment Effective Date”) by and between Kura Oncology, Inc. (“Licensee”) having the address set forth in Article 12 of the Agreement (as defined below), and the Regents of the University of Michigan, a constitutional corporation of the state of Michigan (“Michigan”).

RECITALS

A.Licensee and Michigan are parties to that certain Patent License Agreement, dated December 22, 2014 (the “Agreement”).

B.The Parties have decided to amend the Agreement as set forth herein.

Now, Therefore, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Michigan hereby agree as follows:

1.Defined Terms.  All capitalized terms not otherwise defined in this Amendment shall have the same meanings that are ascribed to them in the Agreement.

2.Section 1.12.  Section 1.12 of the Agreement shall be amended and restated in its entirety to read as follows:

“1.12“QUALIFIED FINANCING” means the first sale of capital stock of LICENSEE, whether in one transaction or a series of related transactions, which occurs after the Effective Date and in which LICENSEE receives gross proceeds totaling at least $[...***...] (exclusive of conversion of indebtedness) to one or more third party venture capital funds or institutional investors.”

3.Article 2.  Article 2 of the Agreement shall be amended to insert the following new Section 2.10 as follows:

“2.10   Upon payment by LICENSEE to MICHIGAN of $[...***...] as reimbursement for patent expenses incurred by Michigan prior to the Amendment Effective Date, MICHIGAN hereby grants to LICENSEE, at LICENSEE’s sole election, an exclusive option to obtain an exclusive license (with the right to grant sublicenses) solely under MICHIGAN’s legal rights in [...***...] filed [...***...] and [...***...] filed [...***...] (the “Additional Patent Applications”).  Such option shall expire March 1, 2016 (“OPTION PERIOD”).  LICENSEE shall reimburse MICHIGAN for [...***...].  If LICENSEE fails to reimburse these costs within [...***...] ([...***...]) days of receipt of an invoice from MICHIGAN, the option shall automatically terminate.  LICENSEE may not exercise its option at any time any litigation or administrative proceeding is pending in which LICENSEE has asserted the invalidity or unenforceability of any claim in the Additional Patent Applications, either directly or through any other party. After LICENSEE exercises its option by providing an acceptable business plan to MICHIGAN describing LICENSEE’s intention and ability to develop and make commercially available LICENSED PRODUCTS or LICENSED PROCESSES within the FIELD OF USE for public use as soon as practicable, consistent with sound and reasonable business practices and

***Confidential Treatment Requested

1

judgment, such acceptance to be approved by MICHIGAN, with such approval not be unreasonably withheld or delayed, and for a reasonable period of up to [...***...] ([...***...]) months after exercise, the parties agree to negotiate in good faith an amendment to the Agreement or a separate license agreement granting LICENSEE exclusive rights to MICHIGAN’s legal rights in Additional Patent Applications to make, have made, import, use, market, offer for sale, and sell LICENSED PRODUCTS and LICENSED PROCESSES in the FIELD OF USE under terms customary in the trade.  MICHIGAN further agrees that if and when MICHIGAN executes an inter-institutional agreement with [...***...], the other owner of the Additional Patent Applications, which grants MICHIGAN the right to grant exclusive licenses under such other owner’s rights in the Additional Patent Applications, the rights of such other owner in the Additional Patent Applications will be included in the option granted in this Section 2.10 to the extent permitted under such inter-institutional agreement and only after [...***...] provides review and approval for such license agreement.

In the event that the parties enter into a license agreement with respect to the Additional Patent Applications (the “2nd LICENSE”), LICENSEE will not obligated to pay multiple milestones or royalties to MICHIGAN or be subject to multiple diligence obligations to MICHIGAN if any LICENSED PRODUCT or LICENSED PROCESS is covered by a claim of PATENT RIGHTS under this Agreement and a claim under the Additional Patent Applications in the 2nd LICENSE. In the event that: (a) the parties enter into the 2nd LICENSE) and (b) a LICENSED PRODUCT or LICENSED PROCESS is covered by claims of PATENT RIGHTS under the Agreement and  claims under the Additional Patent Rights, if MICHIGAN and LICENSEE are the only parties to the 2nd LICENSE, the terms and conditions of the Agreement shall control. In all cases, MICHIGAN shall be responsible for all payments due to [...***...] under the 2nd LICENSE and any [...***...].”

4. Section 3.8.1.  Section 3.8.1 of the Agreement shall be amended and restated in its entirety to read as follows:

“3.8.1Upon the closing of the QUALIFIED FINANCING, LICENSEE shall separately issue to MICHIGAN and LLS those numbers of shares of the same class of capital stock of LICENSEE that is issued to the investors in such QUALIFIED FINANCING (such applicable class of capital stock, the “CAPITAL STOCK”) equal to $[...***...] with respect to MICHIGAN and $[...***...] with respect to LLS, divided by the price per share paid by the investors for the new money invested in such QUALIFIED FINANCING (the “SHARES”). For example, if the price per share of CAPITAL STOCK issued in the QUALIFIED FINANCING is $[...***...], then LICENSEE shall (a) issue [...***...] SHARES to MICHIGAN and (b) issue [...***...] SHARES to LLS.  LICENSEE shall issue the SHARES to MICHIGAN and LLS pursuant to, and subject to the terms of, forms of stock issuance agreements attached hereto as Exhibits A-1 and A-2, respectively (each a “STOCK ISSUANCE AGREEMENT”).”

5.Section 3.8.2.  The last sentence of Section 3.8.2 of the Agreement shall be amended and restated in its entirety to read as follows:

“For purposes of this Section 3.8, a “CHANGE OF CONTROL” means (i) any consolidation or merger of LICENSEE (or a parent of LICENSEE) with any other

***Confidential Treatment Requested

2

unaffiliated entity or similar transaction, following which the stockholders of LICENSEE (or parent, as applicable) immediately prior thereto own, directly or indirectly, less than fifty percent (50%) of the voting power of the securities of the surviving entity in such transaction (or its parent), other than pursuant to a bona fide financing transaction, or (ii) a sale of all or substantially all of the assets of LICENSEE (or a parent of LICENSEE) to a third party.”

6.Section 3.8.3.  Section 3.8.3 of the Agreement shall be amended and restated in its entirety to read as follows:

“3.8.3Within [...***...] ([...***...]) days after the final closing of any round of equity financing of LICENSEE (or a parent of LICENSEE) in excess of $[...***...] that is consummated on or after April 1, 2015 for bona fide fundraising purposes (a “TRIGGERING FINANCING”), LICENSEE shall give MICHIGAN written notice of the consummation of such TRIGGERING FINANCING that includes a report setting forth the basic terms of such TRIGGERING FINANCING, including, without limitation, the amount of new money raised, the nature of the capital stock issued and a summary of the post-financing capitalization of LICENSEE (or a parent of LICENSEE, as applicable).  The obligation of LICENSEE to give such notice shall terminate upon the first to occur of (a) the initial sale of the capital stock of LICENSEE (or a parent of LICENSEE) to the public in a firmly underwritten offering registered under the Securities Act of 1933, as amended (an “IPO”), and (b) a CHANGE OF CONTROL.”

7.Section 3.8.4.  Section 3.8.4 of the Agreement shall be amended and restated in its entirety to read as follows:

“3.8.4Prior to the closing of any TRIGGERING FINANCING, LICENSEE shall deliver to MICHIGAN a written notice with respect thereto, specifying in reasonable detail the total number of shares of capital stock expected to be sold or issued, the applicable rights and preferences associated therewith, the purchase price, and the number of shares of stock eligible for purchase by MICHIGAN under this provision.  For [...***...] days after receipt of the written notice, MICHIGAN or its designee shall have the right to agree to purchase up to [...***...]% of the total number of shares of capital stock sold or issued in such financing on the same terms and conditions as are offered to the other purchasers in each such financing.  MICHIGAN shall be entitled to apportion this right among itself and its INVESTMENT AFFILIATES in such proportions as it deems appropriate.  The term “INVESTMENT AFFILIATES” for this purpose shall mean (a) any entity controlled by MICHIGAN, or (b) any affiliate of MICHIGAN or any other entity in which MICHIGAN has a financial interest or investment, provided that such affiliate or entity is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended.  In the event MICHIGAN fails to exercise its right within such [...***...] day period, LICENSEE (or a parent of LICENSEE, as applicable) may thereafter sell or enter into an agreement to sell shares of stock at a price and upon terms no more favorable to the other purchasers than specified in LICENSEE’s notice to MICHIGAN under this Section, without further obligation to MICHIGAN.  Notwithstanding anything in this Agreement to the contrary, the participation rights set forth in this Section 3.8.4 shall expire immediately prior to the first to occur of an IPO or a CHANGE OF CONTROL, and shall not be applicable to securities of LICENSEE (or a parent of LICENSEE) (a) that are issued to employees, officers or directors of, or consultants or advisors to, LICENSEE (or a parent of LICENSEE) pursuant to equity compensation plans or arrangements

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approved by the Board of Directors of LICENSEE (or a parent of LICENSEE), (b) that are issued upon the conversion, exercise or exchange of other securities outstanding on the date of this Agreement, or (c) that are issued in a stock split or stock split in the nature of dividend by LICENSEE (or a parent of LICENSEE) that is paid on a proportionate non-cash basis to all holders of capital stock of LICENSEE (or a parent of LICENSEE).

8.Continuing Effect.  All references to the “Agreement” in the Agreement shall hereinafter refer to the Agreement as amended by this Amendment.  Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.  Sections or other headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment; and no provision of this Amendment shall be interpreted for or against any party because that party or its legal representative drafted the provision.

9.Counterparts.  This Amendment may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

Kura Oncology, Inc.		Regents of the University of Michigan

By:	/s/ Troy Wilson	By:	/s/ Kenneth J. Nisbet

Name:	Troy Wilson	Name:	Kenneth J. Nisbet

Title:	President & CEO	Title:	Assoc. V.P. for Research U-M Tech Transfer

5

VIA CERTIFIED MAIL

July 22, 2015

The Regents of the University of Michigan

Office of Research and Sponsored Projects

3003 S. State St. Room 1070

Ann Arbor, MI 48109-1274

Attn:  Anthony L. Neilsen, J.D.

RE:	Research Agreement between Kura Oncology, Inc. (“Kura”) and The Regents of the University of Michigan (the “University”) dated February 15, 2015 (the “Research Agreement”)

Dear Anthony:

Pursuant to Section 8/2 of the Research Agreement, we hereby give notice of the exercise by Kura of its option to obtain an exclusive royalty-bearing license to the University’s interest in the patent applications numbered […***…].   Effective upon this notice, the Patent License Agreement between the University and Kura is deemed amended to add the above referenced patent applications to the definition of PATENT RIGHTS under such agreement.

Please let me know if you have any questions.

Sincerely,

/s/ Annette North

Annette North

SVP, General Counsel

cc:Robin Rasor

***Confidential Treatment Requested

VIA CERTIFIED MAIL

September 29, 2016

The Regents of the University of Michigan

Office of Research and Sponsored Projects

3003 S. State St. Room 1070

Ann Arbor, MI 48109-1274

Attn:  Anthony L. Neilsen, J.D.

RE:	Research Agreement between Kura Oncology, Inc. (“Kura”) and The Regents of the University of Michigan (the “University”) dated February 15, 2015 (the “Research Agreement”)

Dear Anthony:

Pursuant to Section 8.2 of the Research Agreement, we hereby give notice of the exercise by Kura of its option to obtain an exclusive royalty-bearing license to the University’s interest in the patent applications numbered […***…].  Effective upon this notice, the Patent License Agreement between the University and Kura is deemed amended to add the above-referenced patent applications to the definition of PATENT RIGHTS under such agreement.

The parties acknowledge and agree that as amended, PATENT RIGHTS means:

(i)	the JOINTLY OWNED PATENT RIGHTS and MICHIGAN PATENT RIGHTS; and
(ii)

(a) patent applications numbered […***…],  (b) United States and foreign counterpart patents or patent applications claiming and entitled to the priority date of the respective patent application(s) referenced in subparagraph (a) above, or patents issuing from such applications; (c)  United States and foreign divisionals, substitutions, continued prosecution applications, including requests for continued examination, and continuations and continuations-in-part (but only those claims in the continuation-in-part applications that are entitled to the priority date of the parent patent or application in the PATENT RIGHTS) patent applications referenced in subparagraphs (a) and (b) above or patents issuing from such applications; and (d) United States and foreign patents issued from the applications listed in subparagraphs (a), (b), and (c) above, including any reviewed, reissued, renewed or reexamined patents and patent term extensions based upon the same.

11119 North Torrey Pines Road, Suite 125

La Jolla, CA 92037

***Confidential Treatment Requested

University of Michigan

September 29, 2016

To acknowledge your agreement to the above, please have this letter signed where indicated below and return a copy of to me at your earliest convenience.

Sincerely,

/s/ Annette North

Annette North

SVP, General Counsel

Acknowledged and Agreed this 30th day of Sept. 2016

The Regents of the University of Michigan

By:	/s/ Kenneth J. Nisbet
Name:	Kenneth J. Nisbet
Title:	Assoc. V.P. for Research U-M Tech Transfer

11119 North Torrey Pines Road, Suite 125

La Jolla, CA 92037

VIA CERTIFIED MAIL

February 1, 2017

The Regents of the University of Michigan

Office of Research and Sponsored Projects

3003 S. State St. Room 1070

Ann Arbor, MI 48109-1274

Attn:  Anthony L. Neilsen, J.D.

RE:	Research Agreement between Kura Oncology, Inc. (“Kura”) and The Regents of the University of Michigan (the “University”) dated February 15, 2015 (the “Research Agreement”)

Dear Anthony:

Pursuant to Section 8.2 of the Research Agreement, we hereby give notice of the exercise by Kura of its option to obtain an exclusive royalty-bearing license to the University’s interest in the patent applications numbered […***…].  Effective upon this notice, the Patent License Agreement between the University and Kura is deemed amended to add the above-referenced patent applications to subsection (ii)(a) of the definition of PATENT RIGHTS under such agreement.

Please let me know if you have any questions.

Sincerely,

/s/ Annette North

Annette North

SVP, General Counsel

11119 North Torrey Pines Road, Suite 125

La Jolla, CA 92037

***Confidential Treatment Requested